--------------------
        SEAL
 SECRETARY OF STATE
  STATE OF NEVADA
   AUG 10, 1987
    No. 6117-87
--------------------


                            ARTICLES OF INCORPORATION
                                       OF
                           PRECIOUS METAL MINES, INC.
                           ===========================


We, the undersigned, having associated ourselves together for the purpose of forming a corporation, under the general corporation laws of the State of Nevada, hereby certify

                                  No. I - Name

The name of the corporation shall be:

     PRECIOUS METAL MINES INC.

                                No. 2 - LOCATION

The principal office or place of business shall be located in Clark County at:

900 Brush street, Suite 413
Las Vegas, Nevada 89107

                                No. 3 - PURPOSE

The nature or object or purpose of the business of this corporation shall be:

     (a) To engage in any lawful  business  activity.

     (b) To borrow and/or land money with or without security.

     (C) To buy, or sell. or trade in commodities of every nature including securities, notes, bonds, mortgages, agricultural products, mining products, minerals, metals, commodity futures contracts, titles to or equities in land, buildings, mining claims, oil properties, oil leases, royalty interests, and options to buy or sell any or all of the foregoing.

     (d) To have and exercise all the rights, powers, and privilegeds which are now or which my hereafter be conferred upon corporations organized under the same statute as this corporation; and to have and exercise all such rights, powers and privileges as may be necessary, convenient or proper to effectuate and accomplish the objectives and purposes specified in this certificate, and said specified objectives and purposes shall not limit or restrict in any manner the powers of this corporation.

                             No. 4 - CAPITALIZATION

The total authorized capital stock of this corporation shall be SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) shares of COMMON STOCK, each of which shares shall have the per value of ONE CENT ($0.01), totaling $75,000.00.

                            NO. 5 - GOVERNING BOARD

This corporation shall be governed by at least three (3) directors and not more than nine (9) directors, and the following three persons are hereby appointed directors to govern the affairs of this corporation from inception and for the first year of its existence, or until a stockholders' meeting is called for the purpose of electing directors;

   Carman Ridland
   900 Brush Street, Suite 413
   Las Vegas, NV 89107

   Robert Reed
   2019 Santa Rita
   Las Vegas, NV 89104

   Don L. Davis
   3945 E. Carey
   Las Vegas, NV 89115


The directors shall be elected at the annual meetings or any special meeting of the stockholders called for the purpose of electing directors, the holder of each share of stock of this corporation shall have one vote and the majority of the stock represented at the meeting, by the stockholders in person or by proxy, shall decide:

     (1)the maximum number of directors to hold office for the ensuing term

     (2) the persons to hold such directorships

The Board of Directors, during a term, may decrease in number by the resignation or death or one or more members, but the maximum number of directors cannot be increased. The majority of the surviving directors, in the case of a vacancy by resignation or death, may appoint a person or persons to fill a vacancy or vacancies.

                         No. 6 - ASSESSABILITY OF STOCK

The shares issued by this corporation, once the par value has been paid in full, shall not be assessable, and any shares issued for services, or property, or consideration other than cash, shall be deemed fully paid up and shall be forever nonassessable

                           No. 7 -- TERM OF EXISTENCE

The term of existence of this corporation shall be perpetual.

                                NO. 8 - BY-LAWS

The directors shall have power to make such By-Laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

                                 No. 9 - VOTING

Each stockholder will have one vote for each share registered in his or her name. Cumulative voting shall not be allowed.

                          No. 10 - SUBSCRIPTION RIGHTS

The stockholders of this corporation shall have no preferential right or rights to subscribe to any subsequent issues of the authorized shares of this corporation, unless certain rights or warrants for a specific issue are authorized by the Board of Directors or the Stockholders.

                             No. 11 - INCORPORATORS

The names and addresses of the incorporators of this corporation are:

Carman Ridland, whose address is 900 Brush Street, Suite 413, Las
Vegas NV 89107; Joyce Davis, whose address is 2950 E. Flamingo Rd. Suite G, Las Vegas, NV 89121 and Marlene Llorens, whose address is 2950 E. Flamingo Rd. suite G, Las Vegas, NV 89121.

IN TESTIMONY WHEREOF, we hereunto set our hands and seals, the 30th day of April, 1987.

                                        /s/ Carman Ridland
                                        -----------------------


                                        /s/ Joyce Davis
                                        -----------------------


                                        /s/ Marlene Llorens
                                        -----------------------


---------------
NOTARY SEAL
STATE OF NEVADA
COUNTY OF CLARK
---------------

------------------------
         FILED
 IN THE OFFICE OF THE
SECRETARY STATE OF THE
    STATE OF NEVADA
     MARCH 21, 1995
         6117-87
------------------------


                            CERTIFICATE Of AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                           PRECIOUS METAL MINES, INC.


The undersigned, being the President and Secretary of PRECIOUS METAL MINES, INC., a Nevada corporation (the "Corporation"), do hereby certify an follows:

     1. That on March 16, 1995, the Directors of the Corporation, by unanimous consent, adopted and consented to the adoption of resolutions setting forth a proposed amendment to the Articles of Incorporation of the Corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

     2. Said resolution called for the following amendment to said Articles of incorporation:

RESOLVED, that the Articles of Incorporation of the Corporation shall be amended by deleting Article No. 5 and replacing it with the following:


                                      No. 5

                                 GOVERNING BOARD

               Section 5.01 -- Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

               Section 5.02 - Initial Board of Directors. The initial Board of Directors shall consist of three (3)members.

               Section 5.03 -- Names and Addresses. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders. or until their successors shall have been elected and qualified, are an follows:

                     Name                   Address
                     ----                   -------

                 Carmen Ridland          900 Brush Street, Suite 413
                                         Las Vegas, Nevada 89107

                 Robert Reed             2019 Santa Rita
                                         Las Vegas, Nevada 89104

                 Don L. Davis            3945 Carey
                                         Las Vegas, Nevada 89115

          Section 5.04 - Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided by the By-laws of the Corporation.



     3. That on March 16, 1995, the shareholders of the Corporation holding at least a majority of the voting power of the Corporation, by written consent given pursuant to Section 78.32G adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation of the Corporation as hereinabove set forth.

     4. That the Articles of Incorporation of the Corporation are hereby amended an set forth above and the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

     DATED:    March 16, 1995.

                                                /s/  Andrew W. Berney
                                                ------------------------
                                                     President

                                                /s/  Raymond M. Girard
                                                ------------------------
                                                      Secretary


-------------------
    NOTARY SEAL
  STATE OF NEVADA
  COUNTY OF CLARK
-------------------

--------------------
        SEAL
 SECRETARY OF STATE
   STATE OF NEVADA
    OCT 28, 1993
     No. 3333-93

--------------------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PRECIOUS METAL MINES, INC.


Pursuant to the applicable provisions of Chapter 78 of the Nevada General Corporation Law, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST: The present name of the corporation is Precious Metal Mines, Inc.

SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the Corporation on June 7, 1994 in the manner prescribed by Nevada law. Article No. 4 is amended as follows:

                                      No. 4
                                 CAPITALIZATION
                                 --------------

     The total authorized capital stock of this corporation shall be Fifty Million (50,000,000) shares of COMMON STOCK, each of which shares shall have the par value of ONE CENT ($.01), totaling $500,000.


THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 411,255.

FOURTH: The foregoing Certificate of Amendment to the Articles of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the stockholders in the written consent of the stockholders holding majority of outstanding stock etitled to vote therefor (329,000 shares or 80%).

Dated this 7th day of June, 1994.

                                                  PRECIOUS METALS MINES, INC.

                                                  By: /s/ Andrew W. Berney
                                                  -----------------------------
                                                   Andrew W. Berney
                                                   President